Exhibit 99.1


  X-Rite Grows Top Line by 20.8 Percent Posting Record First Quarter Revenue;
                              Affirms 2004 Outlook

    GRANDVILLE, Mich.--(BUSINESS WIRE)--April 22, 2004--X-Rite,
Incorporated (Nasdaq:XRIT) today announced its financial results for the first quarter ended April 3, 2004.
    First Quarter Highlights:

    -- Record net sales, up 20.8 percent over the first quarter of 2003.

    --  Gross margins were 63.6 percent.

    --  Seventh consecutive quarter of year-over-year sales growth.

    -- Operating income of $1.7 million with continued strong investments in engineering, sales & marketing.

    The Company reported record first quarter 2004 net sales of $28.5 million, an increase of 20.8 percent over the first quarter of last year. Gross margins were 63.6 percent. Operating income was $1.7 million for the quarter, compared with $1.6 million in the first quarter of 2003. Prior year results included a non-recurring expense reimbursement from a large customer of $1.0 million. Excluding 2003's expense reimbursement, first quarter 2004 operating income increased $1.1 million. Operating income was 6.0 percent of sales in the first quarter of 2004 as compared with 2.4 percent in the prior year period, excluding the 2003 expense reimbursement.
    "We finished 2003 on a strong note, and our momentum continues in 2004," said Michael C. Ferrara, Chief Executive Officer of X-Rite. "We recorded the highest level of first quarter sales in our history, and have now experienced seven successive quarters of year-over-year revenue growth. This success can be attributed to our customer-driven strategy and our culture of accountability."
    Ferrara continued, "Our focus on delivering innovative customer solutions is being received well by the markets we serve resulting in strong revenue growth. In a few weeks at the DRUPA 2004 tradeshow, an important quadrennial event for the printing industry held in Germany, we will introduce seven new color management tools that enable improved color results with minimal investment and maximum efficiency. We call this Streamlined Color Management(TM), and it exemplifies the types of customer-driven products you can expect from X-Rite in the future."
    "X-Rite continues to improve its underlying fundamentals," said Mary E. Chowning, Chief Financial Officer. "We are seeing revenue growth in all major color businesses and all geographic markets, and cost discipline efforts in the sales & marketing and general & administrative areas are beginning to show results."
    Affirming the Company's previously issued guidance, Ferrara added, "We remain confident in our ability to deliver double-digit revenue growth and higher operating income throughout 2004 versus 2003."
    The Company reported a net loss in the first quarter of 2004 of $3.8 million or 18 cents per share due to a non-cash charge of $4.9 million (23 cents per share) related to Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS No. 150). SFAS No. 150 requires certain long-term liabilities be adjusted quarterly based on the Company's current stock price. These liabilities relate to the repurchase agreements with the Company's founders, the value of which was previously reflected as temporary equity prior to the implementation of SFAS No. 150.
    The following table reconciles the Company's adjusted results to GAAP net (loss) income:



                                           First Quarter
                              --------------------------------------
                                     2004               2003
                              ------------------- ------------------
                                  $    Per Share     $    Per Share
                              -------- ---------- ------ -----------

Net income (loss)(GAAP basis)  (3,767)   (0.18)   1,012     0.05
Specific items (net of tax):
  SFAS No. 150 impact           4,853     0.23        -        -
  Cost reimbursement from
   customer                         -        -     (680)   (0.03)
                               -------  -------  -------   ------
Net income excluding
 specific items                 1,086     0.05      332     0.02
                               -------  -------  -------   ------


    Conference Call

    The Company will conduct a live audio webcast discussing its first quarter 2004 results on Thursday, April 22, 2004 at 11:00 a.m. EST. The call will be co-hosted by Michael C. Ferrara, the Company's Chief Executive Officer and Mary E. Chowning, its Chief Financial Officer. To access this web cast, as well as all future web casts, use the X-Rite corporate website at www.x-rite.com. Select the Investor Relations page and click on the conference call link for the web cast. In addition, an archived version of the web cast conference call will be available on X-Rite's website shortly after the live broadcast.

    About X-Rite

    X-Rite is a leading provider of color measurement solutions comprised of hardware, software and services for the verification and communication of color data. The Company serves a broad range of industries, including graphic arts, digital imaging, industrial, and retail color matching. X-Rite is global, with 18 offices throughout Europe, Asia, and the Americas markets serving customers in over 80 countries.

    Forward-Looking Statements/Use of Non-GAAP Financial Information

    This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Company. Factors that could cause such differences include the Company's ability to sustain increased sales, improve operations and realize cost savings, competitive and general economic conditions, ability to access into new markets, acceptance of the Company's products and other risks described in the Company's filings with the Securities & Exchange Commission.
    In addition to the results reported in accordance with generally accepted accounting principles (GAAP) within this press release, X-Rite has provided certain information, which is considered non-GAAP financial measures. Management believes that these non-GAAP financial measures are useful to both management and its investors in their analysis of the Company's underlying business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by X-Rite may not be comparable to similarly titled measures reported by other companies.



                   Consolidated Financial Highlights
                 (Unaudited - in thousands except EPS)

                             Q1       Q4       Q3       Q2       Q1
                            2004     2003     2003     2003     2003
                          -------- -------- -------- -------- --------

Net Sales                 $28,528  $38,504  $26,818  $28,197  $23,625
Gross Profit               18,157   25,100   16,767   17,646   15,221

Gross Profit Percent         63.6%    65.2%    62.5%    62.6%    64.4%

Selling and Marketing       8,045    9,039    8,124    7,145    7,211
General and
 Administrative             4,329    5,478    3,943    4,466    3,352
R&D and Engineering         4,077    3,972    4,063    3,472    3,098
Impairment of Coherix
 Assets                         -    2,642        -        -        -

Operating Income            1,706    3,969      637    2,563    1,560

Other Income (Expense)        (65)    (159)    (133)     309       40
Interest Expense           (4,862)    (758)     (86)      (1)       -
Write Down of Other
 Investments                    -   (3,416)       -     (106)    (140)
Pre-tax Income             (3,221)    (364)     418    2,765    1,460

Net Income (Loss)         $(3,767)  $2,207     $301   $1,961   $1,012

Earnings Per Share
   Basic                   $(0.18)   $0.11    $0.01    $0.10    $0.05
   Diluted                 $(0.18)   $0.11    $0.01    $0.10    $0.05

Average Shares Outstanding
   Basic                   20,640   20,548   20,533   20,250   20,231
   Diluted                 20,640   20,739   20,711   20,382   20,619

Cash and Investments       $9,108  $14,102   $8,719  $13,643  $12,407
Accounts Receivable        18,696   22,815   18,251   19,093   18,796
Inventory                  16,352   16,014   16,051   15,050   14,054
Other Current Assets        4,214    3,182    3,060    3,316    4,291
Non-Current Assets         68,852   63,570   63,033   54,843   52,804
                          -------- -------- -------- -------- --------
   Total Assets           117,222  119,683  109,114  105,945  102,352

Current Liabilities        13,573   18,214   11,607   11,017    9,991
Noncurrent Liabilities     39,625   34,857   34,200        -        -
                          -------- -------- -------- -------- --------
   Total Liabilities       53,198   53,071   45,807   11,017    9,991

   Shareholders' Equity   $64,024  $66,612  $63,307  $94,928  $92,361

Capital Expenditures       $1,629   $1,095     $652     $448   $1,163
Depreciation and
 Amortization              $1,354   $1,826   $1,389   $1,495   $1,307

International Sales          45.4%    43.5%    41.5%    44.9%    43.2%


             Consolidated Financial Highlights, continued
                 (Unaudited - in thousands except EPS)

                                                   Quarter Ended
                                                --------------------
                                                April 3,  March 29,
                                                  2004       2003
                                                --------- ----------

Net Sales                                        $28,528    $23,625
Gross Profit                                      18,157     15,221

Gross Profit Percent                                63.6%      64.4%

Selling and Marketing                              8,045      7,211
General and Administrative                         4,329      3,352
R&D and Engineering                                4,077      3,098

Operating Income                                   1,706      1,560

Other Income (Expense)                               (65)        40
Interest Expense                                  (4,862)         -
Write Down of Other Investments                        -       (140)

Pre-Tax Income                                    (3,221)     1,460

Net Income (Loss)                                 (3,767)     1,012

Earnings (Loss) Per Share
   Basic & Diluted                                $(0.18)     $0.05

Average Shares Outstanding
   Basic                                          20,640     20,231
   Diluted                                        20,640     20,619


    CONTACT: X-Rite, Incorporated
             Mary E. Chowning, 616-257-2777
             mchowning@xrite.com